Exhibit 31.1

CERTIFICATION OF PERIODIC REPORT PURSUANT TO RULES 13a-14 AND 15d-14

OF THE SECURITIES EXCHANGE ACT OF 1934

I, Robert B. Jones, the President & Chief Executive Officer of Acura Pharmaceuticals, Inc., certify that:

1.	I have reviewed this amendment to the quarterly report on Form 10-Q of Acura Pharmaceuticals, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

February 16, 2016	/s/ Robert B. Jones
Robert B. Jones President & Chief Executive Officer